Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Kevin T. Thompson
Executive Vice President
Chief Financial Officer
(419) 254-6068

Sky Financial Group Reports First Quarter Results

April 21, 2004 (Bowling Green, Ohio, NASDAQ: SKYF) Sky Financial Group, Inc. today reported first quarter net income of $58.7 million, up 62.7% versus $36.1 million for the first quarter last year. First quarter earnings per diluted share were $.62, up 51.3% from $.41 per diluted share for the first quarter last year. During the first quarter, Sky completed the sale of its dental finance unit, Sky Financial Solutions (SFS), and the results for Sky have been restated for all historical periods to reflect SFS as “discontinued operations.” In the first quarter, including the gain on sale of SFS, income from discontinued operations contributed $18.7 million or $.20 per diluted share.

Income from continuing operations for the first quarter was $40.0 million, up 11.5% from $35.8 million in the first quarter last year. Diluted earnings per share from continuing operations were $.42, up 2.4% from $.41 in the same period last year. On a continuing operations basis, annualized return on assets and return on equity for the first quarter were 1.25% and 15.54%, respectively, compared with 1.32% and 17.25%, respectively, for the same period last year.

“We are very pleased with our financial performance in the first quarter,” stated Marty E. Adams, chairman and chief executive officer. “The sale of Sky Financial Solutions was a landmark event for Sky. Our disciplined approach to our strategic priorities continues to produce earnings growth, and with our balance sheet now strengthened by the sale of SFS, we are completely focused on the growth of our regional financial services structure.”

“The company is particularly looking forward to adding the employees and clients of Second Bancorp to Sky by completing our merger on July 1, 2004,” continued Adams. “This merger provides us with another great opportunity to leverage our capabilities for growth and profitability.”

Core operating earnings, which reflect income from continuing operations adjusted to exclude merger-related expenses and significant transactions not representative of ongoing operations, were $40.2 million for the first quarter, up 12.1% versus $35.8 million for the first quarter last year. Core operating earnings per diluted share for the first quarter were $.43, up 4.9% from $.41 for the first quarter last year. For the first quarter, on a core operating earnings basis, annualized return on assets and return on equity were 1.25% and 15.63%, respectively, compared with 1.32% and 17.25%, respectively for the same period last year.

Cash operating earnings, which reflect core operating earnings further adjusted to exclude the effects of amortization of intangibles, were $41.4 million or $.44 per diluted share in the first quarter, up from $36.8 million and $.42 respectively, for the first quarter last year. On a cash-operating basis, the annualized return on average tangible equity was 20.63% for the first quarter compared with 21.19% in the same period last year.

First Quarter Results

Net interest income for the first quarter was $101.8 million, up 12.7% from $90.4 million in the first quarter last year. The net interest margin for the first quarter was 3.71%, down one basis point from last quarter and a decrease of 11 basis points from the first quarter a year ago. The lower net interest margin from the prior year primarily reflects the incremental effect from acquisitions and the impact of the extended low rate environment.

Average earning assets increased 15.1% over the first quarter last year from a combination of organic growth and acquisitions. Average loans for the quarter increased 17.9% from last year with organic growth contributing 2.5% in addition to the acquisitions. Average deposits, excluding time deposits, grew 22.1% from the first quarter last year, which included organic growth of 7.6% in addition to the acquisitions. Including time deposits, average total deposits for the first quarter were up 11.6% from the first quarter last year, but declined 3.2% when the acquisitions were excluded.

Non-interest revenues were $43.4 million for the first quarter, up 9.1% from $39.8 million in the first quarter last year more than offsetting a reduction in mortgage banking revenues. Excluding mortgage banking and net securities transactions, non-interest revenues were up 21.7% with strong results compared to the same quarter last year. Brokerage and insurance commissions were up 35.1%, trust services income was up 22.9% and service charges on deposits increased 12.1%. For the quarter, in a less favorable rate environment, mortgage originations declined and mortgage banking revenues were down $3.9 million, or 41.8% from the year-ago quarter. Securities transactions included net gains of $1.5 million in the first quarter this year versus $0.5 million in the first quarter last year.

Non-interest expenses for the first quarter were $78.5 million, which included $0.3 million of restructuring expenses. Excluding merger, integration and restructuring expenses, non-interest expenses were $78.2 million compared to $68.6 million in the first quarter last year. Expenses have increased over the prior year’s first quarter mainly due to the acquisitions of Metropolitan Financial Corp., GLB Bancorp and two insurance agencies over the last year. The efficiency ratio, on an operating basis excluding the merger related expenses, was 53.51% for the quarter, compared to 52.39% for the same quarter last year.

Credit Quality

The provision for credit losses for the first quarter was $6.7 million, decreasing from $7.5 million in the same quarter last year. The lower provision compared to the first quarter last year was due to lower net charge-offs and less growth in the loan portfolio. Net credit losses to average loans for the quarter were .30% down from .40% for the first quarter last year. At March 31, 2004, non-performing loans to total loans was 1.06% versus .86% a year ago and the allowance for credit losses to non-performing loans was 138% versus 168% last year. Non-performing loans for the first quarter continue to reflect the non-accrual status of loans with payments guaranteed by surety bonds or insurance policies issued by three insurance companies, which remain in litigation.

Sale of Sky Financial Solutions

In the first quarter, Sky completed its sale of Sky Financial Solutions (SFS), its dental finance business. As a result of the sale, Sky restated its results for all historical periods to reflect the results for SFS as discontinued operations. Including the gain on the sale of SFS, income from discontinued operations for the first quarter was $18.7 million, or $.20 per diluted share. This compares with income from discontinued operations of $1.9 million, or $.02 per diluted share in the fourth quarter last year and $0.2 million, less than one cent per diluted share in the first quarter last year.

Continued Expansion

On April 1, 2004, Sky completed the acquisition and merger of EOB, Inc. into Sky Insurance. EOB is an insurance agency based in Canton, Ohio that specializes in the sale and service of group benefit products.

On January 8, 2004, Sky announced a definitive agreement to acquire Second Bancorp, Incorporated, headquartered in Warren, Ohio, and its wholly-owned subsidiary Second National Bank. With $2.1 billion in assets, Second operates 33 full-service banking centers and six loan production offices in a nine-county area of northeastern Ohio. The merger is expected to close on July 1, 2004, and upon completion, the combined companies will have approximately $14.2 billion in total assets and $10.0 billion in total deposits.

Outlook For 2004

Commenting on 2004, Kevin Thompson, chief financial officer stated, “With the completion of our sale of Sky Financial Solutions, and the contribution to earnings from discontinued operations of $.20 per diluted share, and including our pending acquisition of Second Bancorp, which anticipates merger-related charges of approximately $.04 per diluted share, we currently project 2004 diluted earnings per share, on a core operating basis, of $1.80 to $1.86, and on a net income, or GAAP basis, of $1.96 to $2.02 per diluted share.”

Conference Call

Today, April 21, 2004 at 3:00 p.m., Adams and Thompson will host a conference call to provide an overview of first quarter performance and a business outlook. Participants are encouraged to call in beginning at 2:45 p.m. by dialing 1-800-289-0496 (confirmation code: 655048). A simultaneous webcast of the conference call also will be available and can be accessed via the Investor Relations section of the Sky website at www.skyfi.com. A replay of the call will be available beginning 7:00 p.m. on April 21, 2004 by calling 1-888-203-1112 (confirmation code: 655048). The event will also be archived on the Sky website indefinitely.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. Sky believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Sky’s financial performance, its performance trends and financial position. Specifically, Sky provides measures based on “core operating earnings,” which excludes discontinued operations and merger-related expenses, as well as significant gains, losses or expenses that are not reflective of on-going operations or not expected to recur. In addition, Sky provides measures based on “cash operating earnings,” which further adjusts core operating earnings to exclude the effect of amortization of intangibles. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Forward-looking Statement

The information in this press release contains forward-looking statements including certain projections, plans and forecasts of expected future performance that are not historical facts and that are subject to a number of risks and uncertainties. Actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. For a summary of important factors that could affect Sky’s forward-looking statements, please refer to Sky’s filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (http://www.sec.gov). Sky undertakes no obligation to update or revise these statements following the date of this release.

Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction filed by Sky Financial Group, Inc. and Second Bancorp Incorporated, because it contains important information. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Sky and Second Bancorp, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus also can be obtained, without charge, by directing a request to Sky Financial Group, Inc., 221 South Church Street, Bowling Green, Ohio 43402, Attention: Shareholder Relations (800-576-5007), or to Second Bancorp Incorporated, 108 Main Avenue, S.W., Warren, Ohio 44481, Attention: Executive Vice President and Secretary.

About Sky Financial Group, Inc.

Sky Financial Group is a $12.1 billion diversified financial holding company with its headquarters located in Bowling Green, Ohio. Sky’s asset size places it among the 50 largest publicly-held bank holding companies in the nation. Sky operates over 260 financial centers and over 280 ATMs serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. Sky’s financial service affiliates include: Sky Bank, commercial and retail banking; Sky Trust, an asset management organization; Sky Insurance and Meyer & Eckenrode Insurance Group, retail and commercial insurance agency services; and Sky Access, Internet services. Sky is located on the web at www.skyfi.com.

-end-

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,		Percent Change
(Dollars in thousands, except per share data)	2004	2003
Interest income	$149,021	$141,720	5.2%
Interest expense	47,218	51,350	(8.0)

Net interest income	101,803	90,370	12.7
Provision for credit losses	6,665	7,500	(11.1)

Net interest income after provision for credit losses	95,138	82,870	14.8

Non-interest income
Trust services income	4,105	3,339	22.9
Service charges and fees on deposit accounts	9,642	8,604	12.1
Mortgage banking income	5,445	9,358	(41.8)
Brokerage and insurance commissions	14,308	10,591	35.1
Net securities gains	1,528	478	(219.7)
Other income	8,381	7,416	13.0

Total non-interest income	43,409	39,786	9.1

Non-interest expenses
Salaries and employee benefits	44,198	38,390	15.1
Occupancy and equipment expense	12,874	11,836	8.8
Merger, integration and restructuring expense	346	—	100.0
Other operating expenses	21,085	18,344	14.9

Total non-interest expense	78,503	68,570	14.5

Income from continuing operations before income taxes	60,044	54,086	11.0
Income taxes from continuing operations	20,092	18,252	10.1

Income from continuing operations	39,952	35,834	11.5
Income from discontinued operations, net of tax	18,725	236	7,834.3

Net income	$58,677	$36,070	62.7

- press release 1st qtr 2004 -

	Three Months Ended March 31,		Percent Change
(Dollars in thousands, except per share data)	2004	2003
SHARE DATA:

Earnings per share from continuing operations
Basic earnings per share	$0.43	$0.41	4.4
Diluted earnings per share	0.42	0.41	3.7

Earnings per share from discontinued operations
Basic earnings per share	0.20	0.00	—
Diluted earnings per share	0.20	0.00	—

Earnings per share
Basic earnings per share	0.63	0.41	52.4
Diluted earnings per share	0.62	0.41	51.3

Cash dividend declared per common share	0.21	0.20	—
Average shares outstanding
Basic	92,957,000	87,079,000	—
Diluted	94,226,000	87,619,000	—

PERFORMANCE RATIOS:
Actual
Return on average equity	22.83%	17.37%	—
Return on average assets	1.83	1.33	—

Continuing Operations
Return on average equity	15.54	17.25	—
Return on average assets	1.34	1.40	—
Efficiency ratio	53.75	52.39	—
Net interest margin (FTE)	3.69	3.80	—

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

ACTUAL BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	March 31,		Percent Change
	2004	2003
Cash and due from banks	$200,783	$231,815	(13.4)%
Interest-earning deposits with banks	29,051	27,951	3.9
Federal funds sold	—	—	—
Loans held for sale	57,650	123,571	(53.3)
Securities available for sale	2,613,816	2,464,445	6.1
Total loans	8,555,651	7,383,760	15.9
Allowance for credit losses	(125,043)	(106,923)	16.9

Net loans	8,430,608	7,276,837	15.9
Premises and equipment	152,621	130,022	17.4
Assets of discontinued operations	—	686,691
Other assets	608,862	446,369	36.4

Total Assets	$12,093,391	$11,387,701	6.2

Total interest-earning assets	$11,256,168	$9,999,727	12.6

Non-interest-bearing deposits	$1,229,981	$1,005,221	22.4
Interest-bearing deposits	7,541,365	6,966,328	8.3

Total deposits	8,771,346	7,971,549	10.0
Repos and federal funds purchased	931,792	975,832	(4.5)
Debt and FHLB advances	1,156,419	824,831	40.2
Liabilities of discontinued operations		646,651
Other liabilities	167,677	126,536	32.5
Shareholders’ equity	1,066,157	842,302	26.6

Total Liabilities and Shareholders’ Equity	$12,093,391	$11,387,701	6.2

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

FIVE QUARTERS STATEMENTS OF INCOME (unaudited)

(Dollars in thousands)

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Fully taxable equivalent interest income	$149,872	$151,054	$152,635	$151,054	$142,438

Interest income	$149,021	$150,407	$151,707	$150,229	$141,720
Interest expense	47,218	47,358	50,904	53,208	51,350

Net interest income	101,803	103,049	100,803	97,021	90,370

Provision for credit losses	6,665	9,975	8,325	8,325	7,500

Net interest income after provision for credit losses	95,138	93,074	92,478	88,696	82,870

Non-interest income
Trust services income	4,105	3,773	3,585	3,652	3,339
Service charges and fees on deposit accounts	9,642	10,182	9,932	9,489	8,604
Mortgage banking income	5,445	5,231	19,359	13,884	9,358
Brokerage and insurance commissions	14,308	11,233	10,047	10,815	10,591
Net securities gains	1,528	2,345	(2,034)	83	478
Other income	8,381	9,285	9,090	9,160	7,416

Total non-interest income	43,409	42,049	49,979	47,083	39,786

Non-interest expenses
Salaries and employee benefits	44,198	39,326	45,261	41,083	38,390
Occupancy and equipment expense	12,874	13,312	12,987	11,890	11,836
Merger, integration and restructuring expense	346	1,091	—	3,486	—
Other operating expenses	21,085	22,913	23,604	23,662	18,344

Total non-interest expense	78,503	76,642	81,852	80,121	68,570

Income from continuing operations before income taxes	60,044	58,481	60,605	55,658	54,086
Income taxes from continuing operations	20,092	18,896	20,166	18,836	18,252

Income from continuing operations	39,952	39,585	40,439	36,822	35,834

Income from discontinued operations, net of tax	18,725	1,883	1,131	687	236

Net income	$58,677	$41,468	$41,570	$37,509	$36,070

Core operating earnings	$40,177	$39,687	$40,439	$39,088	$35,834

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERFORMANCE RATIOS AND SHARE DATA

(Unaudited)

PERFORMANCE RATIOS

	2004	2003
ACTUAL	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Return on average equity	22.83%	16.82%	18.00%	16.78%	17.37%
Return on average assets	1.83	1.28	1.31	1.24	1.33

	2004	2003
CONTINUING OPERATIONS	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Return on average equity	15.54%	16.05%	17.51%	16.47%	17.25%
Return on average assets	1.34	1.31	1.35	1.29	1.40
Net interest rate spread (FTE)	3.43	3.45	3.41	3.39	3.49
Net interest rate margin (FTE)	3.69	3.70	3.66	3.66	3.80
Efficiency ratio	53.75	52.59	53.95	55.28	52.39

	2004	2003
CORE OPERATING *	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Return on average equity	15.63%	16.09%	17.51%	17.49%	17.25%
Return on average assets	1.34	1.32	1.35	1.36	1.40
Efficiency ratio	53.51	51.84	53.95	52.88	52.39

	2004	2003
CASH OPERATING*	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Return on average tangible equity	20.63%	21.19%	23.05%	22.41%	21.19%
Return on average assets	1.32	1.29	1.33	1.34	1.37

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

FIVE QUARTER SHARE DATA

(Unaudited)

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Earnings per share from continuing operations
Basic earnings per share	$0.43	$0.43	$0.45	$0.41	$0.41
Diluted earnings per share	0.42	0.43	0.44	0.41	0.41

Earnings per share from discontinued operations
Basic earnings per share	0.20	0.02	0.01	0.01	0.00
Diluted earnings per share	0.20	0.02	0.01	0.01	0.00

Earnings per share
Basic earnings per share	$0.63	$0.45	$0.46	$0.42	$0.41
Diluted earnings per share	0.62	0.45	0.46	0.42	0.41

Core operating earnings per share*
Basic	0.43	0.43	0.45	0.44	0.41
Diluted	0.43	0.43	0.44	0.44	0.41

Cash dividend declared per common share	0.21	0.21	0.20	0.20	0.20

Book value per share	11.46	10.80	10.31	10.16	9.67

Book value calculation shares outstanding	93,063,000	92,459,000	90,383,000	90,070,000	87,082,000

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

FIVE QUARTER AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Cash and due from banks	$217,857	$202,720	$202,099	$180,846	$179,641
Interest-earning deposits with banks	33,800	39,238	35,814	30,839	28,096
Federal funds sold	5,165	8,497	1,337	1,084	1,831
Loans held for sale	31,720	28,980	81,493	90,716	85,533
Securities available for sale	2,449,138	2,508,711	2,499,421	2,497,796	2,254,581
Total loans	8,660,549	8,546,675	8,406,189	8,099,147	7,346,404
Allowance for credit losses	(124,751)	(123,629)	(123,766)	(117,832)	(107,242)

Net loans	8,535,798	8,423,046	8,282,423	7,981,315	7,239,162
Premises and equipment	153,155	153,866	152,393	147,703	131,007
Assets of discontinued operations	864,779	837,579	760,808	694,027	655,229
Other assets	598,585	605,606	610,294	555,691	452,794

Total Assets	$12,889,997	$12,808,243	$12,626,082	$12,180,017	$11,027,874

Total interest-earning assets	$11,180,372	$11,132,101	$11,024,254	$10,719,582	$9,716,445

Non-interest-bearing deposits	$1,228,468	$1,214,825	$1,180,213	$1,081,124	$951,920
Interest-bearing deposits	7,448,158	7,427,640	7,541,423	7,367,482	6,825,313

Total deposits	8,676,626	8,642,465	8,721,636	8,448,606	7,777,233
Repos and federal funds purchased	988,628	917,789	824,163	882,223	772,361
Debt and FHLB advances	1,247,874	1,359,818	1,318,043	1,184,516	896,864
Liabilities of discontinued operations	811,805	787,410	716,249	654,790	615,457
Other liabilities	131,183	122,437	129,682	113,368	123,659
Shareholders’ equity	1,033,881	978,324	916,309	896,514	842,300

Total Liabilities and Shareholders’ Equity	$12,889,997	$12,808,243	$12,626,082	$12,180,017	$11,027,874

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

FIVE QUARTER ACTUAL BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Cash and due from banks	$200,783	$251,364	$184,782	$279,328	$231,815
Interest-earning deposits with banks	29,051	22,808	39,564	38,207	27,951
Federal funds sold	—	—	—	—	—
Loans held for sale	57,650	28,062	46,332	120,271	123,571
Securities available for sale	2,613,816	2,511,369	2,573,009	2,551,690	2,464,445
Total loans	8,555,651	8,643,862	8,406,735	8,457,338	7,383,760
Allowance for credit losses	(125,043)	(124,943)	(122,617)	(123,378)	(106,923)

Net loans	8,430,608	8,518,919	8,284,118	8,333,960	7,276,837
Premises and equipment	152,621	153,285	152,219	153,060	130,022
Assets of discontinued operations	—	874,765	802,702	718,429	686,691
Other assets	608,862	585,623	579,896	574,392	446,369

Total Assets	$12,093,391	$12,946,195	$12,662,622	$12,769,337	$11,387,701

Total interest-earning assets	$11,256,168	$11,206,101	$11,065,640	$11,167,506	$9,999,727

Non-interest-bearing deposits	$1,229,981	$1,233,272	$1,158,281	$1,208,013	$1,005,221
Interest-bearing deposits	7,541,365	7,282,261	7,453,863	7,500,580	6,966,328

Total deposits	8,771,346	8,515,533	8,612,144	8,708,593	7,971,549
Repos and federal funds purchased	931,792	994,896	780,608	949,401	975,832
Debt and FHLB advances	1,156,419	1,475,781	1,447,478	1,342,210	824,831
Liabilities of discontinued operations	—	822,498	755,365	678,743	646,651
Other liabilities	167,677	138,911	135,083	175,380	126,536
Shareholders’ equity	1,066,157	998,576	931,944	915,010	842,302

Total Liabilities and Shareholders’ Equity	$12,093,391	$12,946,195	$12,662,622	$12,769,337	$11,387,701

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

FIVE QUARTER ASSET QUALITY (Unaudited)

(Dollars in thousands)

The following asset quality information does not include Sky Financial Solutions.

ASSET QUALITY DATA:

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Non-accrual loans	$90,132	$81,979	$87,188	$86,793	$62,257
Restructured loans	585	599	1,245	1,266	1,291

Total non-performing loans	90,717	82,578	88,433	88,059	63,548
Other real estate owned	10,775	10,441	7,583	6,840	4,679

Total non-performing assets	$101,492	$93,019	$96,016	$94,899	$68,227

Loans 90 days or more past due & still accruing	$26,039	$13,841	$11,906	$11,809	$12,995
Net charge-offs	6,565	9,330	9,086	7,075	7,252
Allowance for credit losses	125,043	124,943	122,617	123,378	106,923

ASSET QUALITY RATIOS:

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Non-accrual loans to total loans	1.05%	0.95%	1.04%	1.03%	0.84%
Non-performing loans to total loans	1.06	0.96	1.05	1.04	0.86
Non-performing assets to total loans plus other real estate owned	1.18	1.07	1.14	1.12	0.92
Loans 90 days or more past due and still accruing to total loans	0.30	0.16	0.14	0.14	0.18
Net charge-offs to average loans	0.30	0.43	0.43	0.35	0.40
Allowance for credit losses to non-performing loans	137.84	151.30	138.66	140.11	168.26
Allowance for credit losses to non-performing assets	123.20	134.32	127.70	130.01	156.72
Allowance for credit losses to total loans	1.46	1.45	1.46	1.46	1.45

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

YEAR TO DATE AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31,		Percent Change
	2003	2002
Cash and due from banks	$191,421	$193,886	(1.3)%
Interest-earning deposits with banks	33,534	10,832	209.6
Federal funds sold	3,200	11,180	(71.4)
Loans held for sale	71,552	55,430	29.1
Securities available for sale	2,440,986	2,197,798	11.1
Total loans	8,103,732	6,560,602	23.5
Allowance for credit losses	(118,177)	(97,528)	21.2

Net loans	7,985,555	6,463,073	23.6
Premises and equipment	146,322	117,859	24.1
Assets of discontinued operations	737,476	494,144	49.2
Other assets	556,663	370,499	50.2

Total Assets	$12,166,710	$9,914,701	22.7

Total interest-earning assets	$10,653,006	$8,835,842	20.6

Non-interest-bearing deposits	$1,107,941	$861,805	28.6
Interest-bearing deposits	7,292,802	6,152,391	18.5

Total deposits	8,400,743	7,014,196	19.8
Repos and federal funds purchased	849,464	732,230	16.0
Debt and FHLB advances	1,191,430	873,805	36.3
Liabilities of discontinued operations	694,010	466,207	48.9
Other liabilities	122,307	105,021	16.5
Shareholders’ equity	908,756	723,242	25.7

Total Liabilities and Shareholders’ Equity	$12,166,710	$9,914,701	22.7

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

ACTUAL BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31,		Percent Change
	2003	2002
Cash and due from banks	$251,364	$239,967	4.7%
Interest-earning deposits with banks	22,808	26,346	(13.4)
Federal funds sold	—	11,100	(100.0)
Loans held for sale	28,062	77,457	(63.8)
Securities available for sale	2,511,369	2,247,181	11.8
Total loans	8,643,862	7,347,988	17.6
Allowance for credit losses	(124,943)	(106,675)	17.1

Net loans	8,518,919	7,241,313	17.6
Premises and equipment	153,285	132,070	16.1
Assets of discontinued operations	874,765	640,129	36.7
Other assets	585,623	434,557	34.8

Total Assets	$12,946,195	$11,050,120	17.2

Total interest-earning assets	$11,206,101	$9,710,072	15.4

Non-interest-bearing deposits	$1,233,272	$999,069	23.4
Interest-bearing deposits	7,282,261	6,618,403	10.0

Total deposits	8,515,533	7,617,472	11.8
Repos and federal funds purchased	994,896	795,125	25.1
Debt and FHLB advances	1,475,781	1,065,254	38.5
Liabilities of discontinued operations	822,498	598,675	37.4
Other liabilities	138,911	141,161	(1.6)
Shareholders’ equity	998,576	832,433	20.0

Total Liabilities and Shareholders’ Equity	$12,946,195	$11,050,120	17.2

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

	Year Ended December 31,		Percent Change
(Dollars in thousands, except per share data)	2003	2002
Interest income	$594,063	$576,397	3.1%
Interest expense	202,820	235,162	(13.8)

Net interest income	391,243	341,235	14.7
Provision for credit losses	34,125	37,659	(9.4)

Net interest income after provision for credit losses	357,118	303,576	17.6

Non-interest income
Trust services income	14,348	13,479	6.4
Service charges and fees on deposit accounts	38,207	34,499	10.7
Mortgage banking income	47,832	28,626	67.1
Brokerage and insurance commissions	42,686	36,848	15.8
Net securities gains	871	2,479	64.9
Other income	34,954	32,053	9.1

Total non-interest income	178,898	147,984	20.9

Non-interest expenses
Salaries and employee benefits	164,060	139,220	17.8
Occupancy and equipment expense	50,025	38,550	29.8
Merger, integration and restructuring expense	4,577	10,437	(56.1)
Other operating expenses	88,524	65,493	100.0

Total non-interest expense	307,186	253,700	21.1

Income from continuing operations before income taxes	228,830	197,860	15.7
Income taxes from continuing operations	76,150	65,712	15.9

Income from continuing operations	152,680	132,148	15.5

Income from discontinued operations, net of tax	3,937	(4,341)	(190.7)

Net income	$156,617	$127,807	22.5

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

YEAR TO DATE SHARE DATA:

	Year Ended December 31,		Percent Change
(Dollars in thousands, except per share data)	2003	2002
Earnings per share from continuing operations
Basic earnings per share	$1.70	$1.58	7.6
Diluted earnings per share	1.69	1.57	7.5

Earnings per share from discontinued operations
Basic earnings per share	0.05	(0.05)	(203.7)
Diluted earnings per share	0.04	(0.05)	(184.4)

Earnings per share
Basic earnings per share	1.75	1.53	14.1
Diluted earnings per share	1.73	1.52	14.0

Core operating earnings per share*
Basic earnings per share	1.73	1.67	3.9
Diluted earnings per share	1.72	1.65	3.8

Cash dividend declared per common share	0.81	0.77	—
Average shares outstanding
Basic	89,630,000	83,439,000	—
Diluted	90,404,000	84,096,000	—

Book value per share	10.80	9.56

Book value calculation shares outstanding	92,459,000	87,277,000

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

YEAR TO DATE PERFORMANCE RATIOS

(Unaudited)

PERFORMANCE RATIOS:
	December 31,
ACTUAL	2003	2002
Return on average equity	17.23%	17.67%
Return on average assets	1.29	1.29

	December 31,
CONTINUING OPERATIONS	2003	2002
Return on average equity	16.80%	18.27%
Return on average assets	1.34	1.40
Net interest rate spread (FTE)	3.43	3.53
Net interest rate margin (FTE)	3.70	3.90
Efficiency ratio	53.59	51.52
The efficiency ratio was 49.8% for the year end December 31, 2001.

	December 31,
CORE OPERATING *	2003	2002
Core operating earnings	$155,048	$138,932
Return on average equity	17.06%	19.21%
Return on average assets	1.27	1.40
Efficiency ratio	52.79	49.41

	December 31,
CASH OPERATING*	2003	2002
Return on average tangible equity	21.89%	22.15%
Return on average tangible assets	1.42	1.52

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

YEAR TO DATE ASSET QUALITY (Unaudited)

(Dollars in thousands)

The following asset quality information does not include Sky Financial Solutions.

ASSET QUALITY DATA:

	December 31,		Percent Change
	2003	2002
Non-accrual loans	$81,978	$66,034	24.1%
Restructured loans	599	3,203	(81.3)

Total non-performing loans	82,577	69,237	19.3
Other real estate owned	10,441	4,178	149.9

Total non-performing assets	$93,018	$73,415	26.7

Loans 90 days or more past due & still accruing	$13,841	$11,496	20.4
Net charge-offs	32,744	30,691	6.7
Allowance for credit losses	124,943	106,675	17.1

ASSET QUALITY RATIOS:

	December 31,
	2003	2002
Non-accrual loans to total loans	0.95%	0.90%
Non-performing loans to total loans	0.96	0.94
Non-performing assets to total loans plus other real estate owned	1.07	1.00
Loans 90 days or more past due and still accruing to total loans	0.16	0.16
Net charge-offs to average loans	0.40	0.47
Allowance for credit losses to non-performing loans	151.30	154.07
Allowance for credit losses to non-performing assets	134.32	145.30
Allowance for credit losses to total loans	1.45	1.45

- press release 1st qtr 2004 -

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings are net income adjusted to exclude discontinued operations, merger integration and restructuring expenses and the results of certain significant transactions or events not representative of ongoing operations (“non-operating items”). Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles. Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of non-operating items on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for the twelve months ended December 31, 2003 and 2002 as well as for each of the five quarters presented in these tables:

	December 31,
	2003	2002
Income from continuing operations	$152,680	$132,148

Merger, integration and Restructuring expense	4,577	10,437
Non-operating gains	(934)
Tax effect	(1,275)	(3,653)

After-tax non-operating items	2,368	6,784

Core operating earnings	$155,048	$138,932

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Income from continuing operations	$39,952	$39,585	$40,439	$36,822	$35,834

Merger, integration and Restructuring expense	346	1,091	—	3,486	—
Non-operating gains	—	(934)
Tax effect	(121)	(55)	—	(1,220)	—

After-tax non-operating items	225	102	—	2,266	—

Core operating earnings	$40,177	$39,687	$40,439	$39,088	$35,834

Merger, integration and restructuring expense in 2004 reflect charges associated with the sale of Sky Financial Solutions, Inc.

Merger, integration and restructuring expense in 2003 reflect the impact of charges for the acquisitions of Metropolitan Financial Corp. and GLB Bancorp, Inc. in the second and fourth quarters, respectively. The non- operating gain recognized in the fourth quarter of 2004 relates to a gain on the sale of a building.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

- press release 1st qtr 2004 -

Cash operating earnings

The following reconciles operating earnings to cash operating earnings for the twelve months ended December 31, 2003 and 2002 as well as for each of the five quarters presented in these tables:

	December 31,
	2003	2002
Core operating earnings	$155,048	$138,932

Amortization of core deposits and other intangible assets	6,895	4,032
Tax effect	(2,413)	(1,411)

After-tax non-operating items	4,482	2,621

Cash operating earnings	$159,530	$141,553

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Core operating earnings	$40,177	$39,687	$40,439	$39,088	$35,834

Amortization of core deposits and other intangible assets	1,907	1,903	1,869	1,705	1,418
Tax effect	(667)	(666)	(654)	(597)	(496)

After-tax non-operating items	1,240	1,237	1,215	1,108	922

Cash operating earnings	$41,416	$40,924	$41,654	$40,196	$36,756

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. The comparable GAAP information is also included in the tables.

- press release 1st qtr 2004 -

The following table reconciles average GAAP equity to average tangible equity for the years ended December 31, 2003 and 2002, as well as for each of the period ends presented in the tables.

	December 31,
	2003	2002
Average GAAP equity	$908,756	$723,350

Goodwill	147,370	64,404
Core deposits and other intangibles	50,375	30,673
Deferred taxes	(17,631)	(10,736)

	180,114	84,341

Average tangible equity	$728,642	$639,009

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Average GAAP equity	$1,033,881	$978,324	$916,309	$896,514	$842,300

Goodwill	193,561	174,660	162,568	142,630	108,731
Core deposits and other intangibles	50,474	54,176	53,626	50,191	43,353
Deferred taxes	(17,666)	(18,962)	(18,769)	(17,567)	(15,174)

	226,370	209,875	197,425	175,254	136,911

Average tangible equity	$807,511	$768,449	$718,884	$721,260	$705,389

The following table reconciles average GAAP assets to average tangible assets for the years ended December 31, 2003 and 2002, as well as for each of the period ends presented in the tables.

	December 31,
	2003	2002
Average GAAP assets	$12,166,710	$9,914,701

Goodwill	147,370	64,404
Core deposits and other intangibles	50,375	30,673
Deferred taxes	(17,631)	(10,736)

	180,114	84,341

Average tangible assets	$11,986,596	$9,830,360

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Average GAAP assets	$12,889,997	$12,808,243	$12,626,082	$12,180,017	$11,027,874

Goodwill	193,561	174,660	162,568	142,630	108,731
Core deposits and other intangibles	50,474	54,176	53,626	50,191	43,353
Deferred taxes	(17,666)	(18,962)	(18,769)	(17,567)	(15,174)

	226,370	209,875	197,425	175,254	136,911

Average tangible assets	$12,663,627	$12,598,368	$12,428,657	$12,004,763	$10,890,963

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